Exhibit No. 1(b)

                         MITCHELL HUTCHINS SERIES TRUST
                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY


      I, Dianne E. O'Donnell, Vice President and Secretary of Mitchell Hutchins Series Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at a meeting held July 28, 1999, that the resolutions became effective on that date, and that the Amended and Restated Schedule A attached to this certificate is a true copy of the Amended and Restated Schedule A to the Trust's Declaration of Trust that was approved by the board of trustees at its July 28, 1999 meeting:

            RESOLVED, that pursuant to Section 7 of Article XI of the Trust's Declaration of Trust, the name of the Series of the Trust designated as "Global Growth Portfolio" be, and hereby is, changed to "Global Equity Portfolio"; and be it further

            RESOLVED, that Schedule A of the Trust's Declaration of Trust be, and hereby is, amended and restated to reflect the name change of the Series.


Dated:  August 6, 1999                  By:   /s/ Dianne E. O'Donnell
                                              -----------------------
                                              Dianne E. O'Donnell
                                              Vice President and Secretary
                                              Mitchell Hutchins Series Trust

Subscribed and sworn before me this 6th day of August, 1999:

/s/ Cristina Paradiso
---------------------
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp 12/07/2000

                      Schedule A to Declaration of Trust of
                         Mitchell Hutchins Series Trust

                     (As Amended and Restated July 28, 1999)


Series of the Trust
-------------------

Aggressive Growth Portfolio
Balanced Portfolio
Global Equity Portfolio
Global Income Portfolio
Growth and Income Portfolio
Growth Portfolio
High Grade Fixed Income Portfolio
High Income Portfolio
Money Market Portfolio
Small Cap Portfolio
Strategic Fixed Income Portfolio
Strategic Income Portfolio
Tactical Allocation Portfolio

Classes of Shares of Each Series
--------------------------------

An unlimited number of shares of beneficial interest have been established by the Board as Class H shares and Class I shares of each of the above Series. Each of the Class H shares and Class I shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust.